AZZ Inc. Appoints Ken Lavelle as President and
General Manager – Electrical Systems

August 3, 2017 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coatings services, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets, today announced that Mr. Ken Lavelle has been appointed as President and General Manager – Electrical Systems Division of AZZ Inc. Mr. Lavelle has served as a consultant to the Company from April 2016 to July 2017.

Ken Lavelle brings to AZZ a strong track record of accomplishments with more than 30 years of managerial experience in operations. Prior to his role as a consultant, he held several positions with Flowserve Corporation in Irving, Texas, serving as President - Seal Platform. Mr. Lavelle holds a BS degree in Engineering from the University of Illinois Urbana and an MBA from National University. In addition, Mr. Lavelle is actively involved with the National Runaway Safeline, a 501( c )(3) non-profit organization dedicated to keeping America’s runaway, homeless and at-risk youth safe and off the streets, as the organization’s Treasurer, a member of its Board of Directors, as well as volunteer.

Tom Ferguson, president and chief executive officer of AZZ Inc., commented, “I am pleased to welcome Ken Lavelle to our senior leadership team. His background is well suited to AZZ’s current and future businesses. He brings a broad base of experience and knowledge that will prove to be instrumental in growing our Electrical business both domestically and internationally.”

About AZZ Inc.

AZZ Inc. is a global provider of metal coatings services, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ’s Metal Coatings Segment is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ’s Energy Segment is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Paul Fehlman, Senior Vice President –Finance and CFO
AZZ Inc. 817-810-0095
Internet:
www.azz.com

Lytham Partners
602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
Internet:
www.lythampartners.com